Exhibit 99.1

TRAI THIEN SEA TRANSPORT INVESTMENT AND
DEVELOPMENT JOINT STOCK COMPANY

Financial Statements

For the Year Ended December 31, 2008 and

for the Period from June 11, 2007 (Inception) to December 31, 2007

(With Report of Independent Registered Public Accounting Firm Thereon)

Outstanding matters:

ZYCPA COMPANY LIMITED

Certified Public Accountants

TRAI THIEN SEA TRANSPORT INVESTMENT AND

DEVELOPMENT JOINT STOCK COMPANY

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Trai Thien Sea Transport Investment and Development Joint Stock Company

We have audited the accompanying balance sheets of Trai Thien Sea Transport Investment and Development Joint Stock Company as of December 31, 2008 and 2007 and the related statements of operations and comprehensive income (loss), cash flows and stockholders’ equity for the year ended December 31, 2008 and for the period from June 11, 2007 (inception) to December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of the Company’s internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2008 and 2007 and the results of operations and cash flows for the year ended December 31, 2008 and for the period from June 11, 2007 (inception) to December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 14 to the financial statements, the Company has obligated to meet with significant capital commitments, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ ZYCPA Company Limited

ZYCPA Company Limited

(Formerly Zhong Yi (Hong Kong) C.P.A. Company Limited)

Certified Public Accountants

Hong Kong, China

June 12, 2009

TRAI THIEN SEA TRANSPORT INVESTMENT AND

DEVELOPMENT JOINT STOCK COMPANY

BALANCE SHEETS

AS OF DECEMBER 31, 2008 AND 2007

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	As of December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$59,621	$18,297
Accounts receivable, trade	-	150,200
Amounts due from stockholders	1,570,047	1,509,640
Note receivable from a related party	-	49,143
Total current assets	1,629,668	1,727,280

Non-current assets:
Vessel construction in progress	11,537,822	13,068,876
Plant and equipment, net	16,601	15,297
TOTAL ASSETS	$13,184,091	$14,811,453

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, trade	$589,274	$492,946
Short-term borrowings	90,349	110,573
Amounts due to stockholders	-	989,004
Income tax payable	105,429	13,496
Accrued liabilities and other payables	1,924	-
Total current liabilities	786,976	1,606,019

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.61 par value; 50,000,000 shares authorized; 20,943,000 shares issued and outstanding as of December 31, 2008 and 2007	12,764,448	12,764,448
Additional paid-in capital	287,132	287,132
Accumulated other comprehensive (loss) income	(959,439)	114,193
Retained earnings	304,974	39,661
Total stockholders’ equity	12,397,115	13,205,434
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$13,184,091	$14,811,453

See accompanying notes to financial statements.

TRAI THIEN SEA TRANSPORT INVESTMENT AND

DEVELOPMENT JOINT STOCK COMPANY

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2008 AND FOR THE PERIOD FROM JUNE 11, 2007 (INCEPTION) TO DECEMBER 31, 2007

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Year ended December 31, 2008	Period from June 11, 2007 (inception) to December 31, 2007

Revenues, net	$3,816,461	$1,083,674

Operating expenses:
Voyage expense	(1,264,743)	(528,713)
Vessel operating expense	(579,369)	(152,171)
Rental expense to related parties	(1,472,947)	(295,788)
Selling, general and administrative	(110,833)	(51,066)
Total operating expenses	(3,427,892)	(1,027,738)
Income from operations	388,569	55,936

Other income (expense):
Interest income	291	2,966
Interest expense	(10,907)	(4,351)
Other income	8,847	1,455

Income before income taxes	386,800	56,006

Income tax expense	(121,487)	(16,345)

NET INCOME	$265,313	$39,661

Other comprehensive income (loss):
- Foreign currency translation gain (loss)	(1,073,632)	114,193
COMPREHENSIVE (LOSS) INCOME	$(808,319)	$153,854

Net income per share	$0.01	$0.00

Weighted average shares outstanding	20,943,000	20,417,005

See accompanying notes to financial statements.

TRAI THIEN SEA TRANSPORT INVESTMENT AND

DEVELOPMENT JOINT STOCK COMPANY

STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2008 AND FOR THE PERIOD FROM JUNE 11, 2007 (INCEPTION) TO DECEMBER 31, 2007

(Currency expressed in United States Dollars (“US$”))

	Year ended December 31, 2008	Period from June 11, 2007 (inception) to December 31, 2007
Cash flows from operating activities:
Net income	$265,313	$39,661
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	7,069	888
Changes in operating assets and liabilities:
Accounts receivable, trade	146,344	(148,902)
Accounts payable, trade	143,901	488,684
Income tax payable	98,526	13,379
Accrued liabilities and other payables	2,531	(501)

Net cash provided by operating activities	663,684	393,209

Cash flows from investing activities:
Repayment from (payment to) shipyards on vessel building	511,469	(12,955,362)
Purchase of plant and equipment	(9,749)	(16,052)

Net cash provided by (used in) investing activities	501,720	(12,971,414)

Cash flows from financing activities:
Advances to stockholders	(1,155,929)	(516,134)
Repayment from (advance to) note receivable	47,881	(48,718)
Proceeds from short-term borrowings	95,703	109,617
Payments on short-term borrowings	(107,733)	-
Proceeds from issuance of common stock	-	13,051,580

Net cash (used in) provided by financing activities	(1,120,078)	12,596,345

Effect of exchange rate changes in cash and cash equivalents	(4,002)	157

NET CHANGE IN CASH AND CASH EQUIVALENTS	41,324	18,297

BEGINNING OF YEAR/PERIOD	18,297	-

END OF YEAR/PERIOD	$59,621	$18,297

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$22,961	$2,965
Cash paid for interest	$9,224	$1,424

See accompanying notes to financial statements.

TRAI THIEN SEA TRANSPORT INVESTMENT AND DEVELOPMENT JOINT STOCK COMPANY

STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2008 AND FOR THE PERIOD FROM JUNE 11, 2007 (INCEPTION) TO DECEMBER 31, 2007

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Common stock		Additional paid-in capital	Accumulated other comprehensive income (loss)	Retained earnings	Total stockholders’ equity
	No. of shares	Amount

Common stock sold for cash at inception, June 11, 2007	20,000,000	$12,189,641	$-	$-	$-	$12,189,641

Issuance of additional common stock	943,000	574,807	287,132	-	-	861,939

Net income for the period	-	-	-	-	39,661	39,661

Foreign currency translation adjustment	-	-	-	114,193	-	114,193

Balance as of December 31, 2007	20,943,000	12,764,448	287,132	114,193	39,661	13,205,434

Net income for the year	-	-	-	-	265,313	265,313

Foreign currency translation adjustment	-	-	-	(1,073,632)	-	(1,073,632)

Balance as of December 31, 2008	20,943,000	$12,764,448	$287,132	$(959,439)	$304,974	$12,397,115

See accompanying notes to financial statements

TRAI THIEN SEA TRANSPORT INVESTMENT AND

DEVELOPMENT JOINT STOCK COMPANY

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2008 AND FOR THE PERIOD FROM JUNE 11, 2007 (INCEPTION) TO DECEMBER 31, 2007

(Currency expressed in United States Dollars (“US$”), except for number of shares)

1.

ORGANIZATION AND BUSINESS BACKGROUND

Trai Thien Sea Transport Investment and Development Joint Stock Company (the “Company”) was registered as a joint stock company under the Enterprise Law of the Socialist Republic of Vietnam on June 11, 2007. The major shareholders are Mr. Nguyen Quoc Khanh, Mr. Nguyen Van Van and Mr. Nguyen Ba Sinh as the founders of the Company.

Pursuant to its Corporate Charter, the authorized capital of the Company is Vietnamese Dong (“VND”) 500,000,000,000 (approximately US$30,448,816) representing the number of capital stock of 50,000,000 shares with a par value of $0.609 (equivalent to VND10,000).

The Company primarily charters vessels from the ship-owners and operates the vessels in the ocean transportation of a broad range of major and minor bulk cargoes including iron ore, coal, grain, cement and fertilizer, along Asian shipping routes. Its principal place of business is 253 Khuong Viet, Phu Trung Ward, Tan Phu District, Ho Chi Minh City, Vietnam.

For the period from June 11, 2007 (inception) to December 31, 2008, the Company operated a modern fleet of 3 oceangoing vessels with a combined carrying capacity of 9,600 deadweight tons and an average age of approximately 3 years.

2.

GOING CONCERN UNCERTAINTIES

The Company’s financial statements are presented on a going concern basis, which contemplates the continuity of operations and realization of assets and satisfaction of liabilities and commitments in the normal course of business.

During 2007, the Company contracted for the construction of 6 vessels in Vietnam with a combined carrying capacity of 45,600 deadweight tons in the aggregate value of approximately $66 million (equivalent to VND1,170,000,000,000), which is expected to be delivered between 2009 and 2010. As of December 31, 2008, the Company has available $59,621 cash and cash equivalents, which may not able to meet with such capital commitments. The Company plans to finance the construction of 6 newly-built vessels through the further capital injection from its shareholders or additional financing from the banks. However, there can be no assurance that the Company will be able to obtain sufficient funds to meet with its obligations on a timely basis towards the delivery of the vessels.

These factors raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets and liabilities that may result in the Company not being able to continue as a going concern.

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

•

Basis of presentation

These accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

•

Use of estimates

In preparing these financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the period/year reported. Actual results may differ from these estimates.

TRAI THIEN SEA TRANSPORT INVESTMENT AND

DEVELOPMENT JOINT STOCK COMPANY

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2008 AND FOR THE PERIOD FROM JUNE 11, 2007 (INCEPTION) TO DECEMBER 31, 2007

(Currency expressed in United States Dollars (“US$”), except for number of shares)

•

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

•

Accounts receivable and allowance for doubtful accounts

Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the existing accounts receivable. The Company determines the allowance based on historical write-off experience of the Company. The Company reviews its allowance for doubtful accounts on a regular basis. All other balances are reviewed on a specific basis based on the aging of receivables, payment history, the customer’s current credit worthiness and the economic environment. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers.

As of December 31, 2008 and 2007, the Company did not record any amount of the allowance for doubtful accounts.

•

Plant and equipment, net

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational:

Depreciable life
Office equipment	3 to 5 years

Expenditure for maintenance and repairs is expensed as incurred. The gain or loss on the disposal of plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets and is recognized in the statement of operations.

Depreciation expense for the year ended December 31, 2008 and the period from June 11, 2007 (inception) to December 31, 2007 was $7,069 and $888, respectively.

•

Vessel construction in progress

Vessel construction in progress represents the cost of contracts to build vessels and other direct costs relating to acquiring and placing the vessels in service. No depreciation is provided for until the vessel is substantially complete and ready for its intended use. No capitalized interest is incurred during the period of vessel construction.

•

Impairment of long-life assets

Long-lived assets primarily include plant and equipment and vessel construction in progress. In accordance with the Statement of Financial Accounting Standard ("SFAS") No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. If the total of the expected undiscounted future net cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying amount of the asset. There has been no impairment as of December 31, 2008 and 2007.

TRAI THIEN SEA TRANSPORT INVESTMENT AND

DEVELOPMENT JOINT STOCK COMPANY

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2008 AND FOR THE PERIOD FROM JUNE 11, 2007 (INCEPTION) TO DECEMBER 31, 2007

(Currency expressed in United States Dollars (“US$”), except for number of shares)

•

Revenue recognition

In accordance with the SEC’s Staff Accounting Bulletin No. 104, “Revenue Recognition”, the Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectibility is reasonably assured.

(a)

Cargo transportation revenue

Recognition of cargo transportation revenue is based upon method three under Emerging Issues Task Force (“EITF”) No. 91-9 “Revenue and Expense Recognition for Freight Services in Process”. Under this method, the Company recorded both transportation revenue and its direct costs when the shipment is completed.

Revenue represents the invoiced value of services, net of value-added tax (“VAT”) and brokerage commission payable to unaffiliated shipping agents.

(b)

Interest income

Interest income is recognized on a time apportionment basis, taking into account the principal amounts outstanding and the interest rates applicable.

•

Operating expenses

Voyage expenses include port and canal charges, fuel (bunker) expenses and expenses relating to repairs and maintenance which are directly attributable to the rendering of voyage service to the customers. Voyage expenses are recognized when incurred.

Vessel operating expenses include crew wages and related costs, the costs of insurance and other miscellaneous expenses. Vessel operating expenses are recognized when incurred.

•

Comprehensive income

SFAS No. 130, “Reporting Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying statements of stockholders’ equity consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

•

Income taxes

The Company accounts for income tax using SFAS No. 109 “Accounting for Income Taxes”, which requires the asset and liability approach for financial accounting and reporting for income taxes. Under this approach, deferred income taxes are provided for the estimated future tax effects attributable to temporary differences between financial statement carrying amounts of assets and liabilities and their respective tax bases, and for the expected future tax benefits from loss carry-forwards and provisions, if any. Deferred tax assets and liabilities are measured using the enacted tax rates expected in the years of recovery or reversal and the effect from a change in tax rates is recognized in the statement of operations and comprehensive (loss) income in the period of enactment. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all of the deferred tax assets will not be realized.

TRAI THIEN SEA TRANSPORT INVESTMENT AND

DEVELOPMENT JOINT STOCK COMPANY

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2008 AND FOR THE PERIOD FROM JUNE 11, 2007 (INCEPTION) TO DECEMBER 31, 2007

(Currency expressed in United States Dollars (“US$”), except for number of shares)

The Company also adopts Financial Accounting Standards Board (“FASB”) Interpretation No. (FIN) 48, “Accounting for Uncertainty in Income Taxes” and FSP FIN 48-1, which amended certain provisions of FIN 48. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in the financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” FIN 48 provides that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits. Income tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized upon the adoption of FIN 48 and in subsequent periods. This interpretation also provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

In connection with the adoption of FIN 48, the Company analyzed the filing positions in all of the federal, state and foreign jurisdictions where the Company and its subsidiaries are required to file income tax returns, as well as all open tax years in these jurisdictions. The Company adopted the policy of recognizing interest and penalties, if any, related to unrecognized tax positions as income tax expense. The Company did not have any unrecognized tax positions or benefits and there was no effect on the financial condition or results of operations for the year ended December 31, 2008 and for the period from June 11, 2007 (inception) to December 31, 2007.

The Company conducts major businesses in Vietnam and is subject to tax in its own jurisdiction. As a result of its business activities, the Company files separate tax returns that are subject to examination by the foreign tax authorities.

•

Net income per share

The Company calculates net income per share in accordance with SFAS No. 128, “Earnings per Share.” Basic income per share is computed by dividing the net income by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic income per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

•

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The reporting currency of the Company is the United States dollars ("US$") and the accompanying financial statements have been expressed in US$. In addition, the Company maintains its books and record in a local currency, Vietnamese Dong ("VND"), which is functional currency as being the primary currency of the economic environment in which its operation is conducted. In accordance with SFAS No. 52, “Foreign Currency Translation”, assets and liabilities of the Company whose functional currency is not US$ are translated into US$, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity.

Translation of amounts from the local currency of the Company into US$ has been made at the following exchange rates for the respective periods:

	2008	2007
Year end VND : US$1 exchange rate	17,698	16,279
Average period VND : US$1 exchange rate	16,708	16,421

TRAI THIEN SEA TRANSPORT INVESTMENT AND

DEVELOPMENT JOINT STOCK COMPANY

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2008 AND FOR THE PERIOD FROM JUNE 11, 2007 (INCEPTION) TO DECEMBER 31, 2007

(Currency expressed in United States Dollars (“US$”), except for number of shares)

•

Retirement plan costs

Contributions to retirement schemes (which are defined contribution plans) are charged to general and administrative expenses in the statements of operation and comprehensive income as and when the related employee service is provided.

•

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

•

Segment reporting

SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. The Company operates in one reportable operating segment.

•

Fair value of financial instruments

The Company values its financial instruments as required by SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”. The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. The estimates presented herein are not necessarily indicative of amounts that the Company could realize in a current market exchange.

The Company’s financial instruments primarily consist of cash, accounts receivable, note receivable from a related party, amount due from (to) related parties, accounts payable, income tax payable, accrued liabilities and other payables.

As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented due to the short term maturities of these instruments and that the interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective year ends.

•

Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

In September 2006, the Financial Accounting Standard Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS“) No. 157, "Fair Value Measurements" ("SFAS No. 157"). SFAS No. 157 defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measures required under other accounting pronouncements, but does not change existing guidance as to whether or not an instrument is carried at fair value. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. In February 2008, the FASB deferred SFAS No. 157's effective date for all non-financial assets and liabilities, except those items recognized or disclosed at fair value on an annual or more frequently recurring basis, until years beginning after November 15, 2008. The Company believes that SFAS No. 157 should not have a material impact on the financial position or results of operations.

TRAI THIEN SEA TRANSPORT INVESTMENT AND

DEVELOPMENT JOINT STOCK COMPANY

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2008 AND FOR THE PERIOD FROM JUNE 11, 2007 (INCEPTION) TO DECEMBER 31, 2007

(Currency expressed in United States Dollars (“US$”), except for number of shares)

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS No. 159"). SFAS No. 159 permits entities to choose to measure, on an item-by-item basis, specified financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are required to be reported in earnings at each reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, the provisions of which are required to be applied prospectively. The Company believes that SFAS No. 159 should not have a material impact on the financial position or results of operations.

In June 2008, the FASB issued FASB Staff Position (“FSP”) EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” (“FSP EITF 03-6-1”). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the earnings allocation in computing earnings per share under the two-class method as described in SFAS No. 128, Earnings per Share. Under the guidance of FSP EITF 03-6-1, unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings-per-share pursuant to the two-class method. FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008 and all prior-period earnings per share data presented shall be adjusted retrospectively. Early application is not permitted. The Company does not expect it to have an effect on the Company’s financial position, results of operations or cash flows.

Also in June 2008, the FASB ratified EITF No. 07-5, “Determining Whether an Instrument (or an Embedded Feature) is Indexed to an Entity’s Own Stock” (“EITF 07-5”). EITF 07-5 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions. EITF 07-5 is effective for financial statements issued for fiscal years beginning after December 15, 2008. Early application is not permitted. The Company is assessing the potential impact of this EITF 07-5 on the financial condition and results of operations and does not expect it to have an effect on the Company’s financial position, results of operations or cash flows.

In September 2008, the FASB issued FSP 133-1 and FIN 45-4, “Disclosures about Credit Derivatives and Certain Guarantees: An Amendment of FASB Statement No. 133 and FASB Interpretation No. 45; and Clarification of the Effective Date of FASB Statement No. 161” (“FSP FAS 133-1” and “FIN 45-4”). SP 133-1 and FIN 45-4 amends disclosure requirements for sellers of credit derivatives and financial guarantees. It also clarifies the disclosure requirements of SFAS No. 161 and is effective for quarterly periods beginning after November 15, 2008, and fiscal years that include those periods. The adoption of FSP 133-1 and FIN 45-4 did not have a material impact on the Company’s current financial position, results of operation or cash flows.

In October 2008, the FASB issued Staff Position (“FSP”) No. 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active” (“FSP FAS 157-3.”) FSP FAS 157-3 clarifies the application of SFAS 157 in an inactive market. It illustrated how the fair value of a financial asset is determined when the market for that financial asset is inactive. FSP 157-3 was effective upon issuance, including prior periods for which financial statements had not been issued. The adoption of FAS 157-3 did not have a material impact on the Company’s current financial position, results of operations or cash flows.

In December 2008, FASB issues Staff Position (“FSP”) No. 140-4 and FIN 46(R)-8, “Disclosures by Public Entities about Transfers of Financial Assets and Interests in Variable Interest Entities”. The purpose of this FSP is to promptly increase disclosures by public entities and enterprises until the pending amendments to SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, (“SFAS No. 140”) and FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities”, (“FIN 46(R)”) are finalized and approved by the FASB. The FSP is effective for reporting periods (interim and annual) ending after December 15, 2008. The Company adopted this FSP for the year ended December 31, 2008 and the adoption did not have any impact on the financial statements.

TRAI THIEN SEA TRANSPORT INVESTMENT AND

DEVELOPMENT JOINT STOCK COMPANY

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2008 AND FOR THE PERIOD FROM JUNE 11, 2007 (INCEPTION) TO DECEMBER 31, 2007

(Currency expressed in United States Dollars (“US$”), except for number of shares)

4.

ACCOUNTS RECEIVABLE

The majority of the Company’s sales are on open credit terms and in accordance with terms specified in the contracts governing the relevant transactions. The Company evaluates the need of an allowance for doubtful accounts based on specifically identified amounts that management believes to be uncollectible. If actual collections experience changes, revisions to the allowance may be required. Based upon the aforementioned criteria, management has determined that no allowance for doubtful accounts is required for the year ended December 31, 2008 and for the period from June 11, 2007 (inception) to December 31, 2007.

5.

AMOUNT DUE FROM (TO) STOCKHOLDERS

As of December 31, 2008, amounts due from stockholders represented temporary advances, which were unsecured, interest free and repayable on demand, as follows:

(i)

$1,544,902 amount due from a stockholder of the Company, Mr. Nguyen Quoc Khanh and,

(ii)

$25,145 amount due from a stockholder of the Company, Mrs. Nguyen Thi The Ha.

As of December 31, 2007, amounts due from stockholders represented temporary advances, which were unsecured, interest free and repayable on demand, as follows:

(i)

$1,509,640 amount due from a stockholder of the Company, Mr. Nguyen Quoc Khanh and,

(ii)

$989,004 amount due to a related company which was controlled by the major shareholders of the Company, Mr. Nguyen Quoc Khanh and Mr. Nguyen Van Van.

Subsequently, the aggregate amount of $1,356,085 was repaid by the stockholder of the Company, Mr. Nguyen Quoc Khanh in January and April 2009.

6.

NOTE RECEIVABLE FROM A RELATED PARTY

During 2007, the Company advanced $49,143 to a major stockholder and the director, Mr. Nguyen Quoc Khanh, in a term of 6 months with an average interest rate of 13.2% per annum, based on the current banking interest rate, which was unsecured and fully repaid in 2008.

7.

VESSEL CONSTRUCTION IN PROGRESS

During 2007, the Company contracted for the construction of 6 vessels in Vietnam with a combined carrying capacity of 45,600 deadweight tons. The total cost of the contracts for 6 vessels under construction at two shipyards in Vietnam is approximately $66,109,150 (equivalent to VND1,170,000,000,000). These vessels are expected to be delivered between 2010 and 2011. The Company will incur additional associated costs relating to the construction of these vessels under the contracts.

As of December 31, 2007, the Company has advanced a prepayment of $13,068,876 in progress payments towards newbuilding vessels under the contracts and recorded as “Vessel construction in progress”.

During 2008, one shipyard repaid $511,469 as a refund of contract cost to the Company, which was paid in excess by the Company in 2007. As of December 31, 2008, the vessel construction in progress was amounted to $11,537,822.

TRAI THIEN SEA TRANSPORT INVESTMENT AND

DEVELOPMENT JOINT STOCK COMPANY

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2008 AND FOR THE PERIOD FROM JUNE 11, 2007 (INCEPTION) TO DECEMBER 31, 2007

(Currency expressed in United States Dollars (“US$”), except for number of shares)

8.

SHORT-TERM BORROWINGS

Short-term borrowings were as follows:

		As of December 31,
		2008	2007
Bank loans, secured and payable to financial institutions in Vietnam:

Equivalent to VND1,000,000,000 with interest rate at 12.6% per annum payable monthly, repayable by July 18, 2008	(a)	$-	$61,430

Equivalent to VND800,000,000 with interest rate at 13.2% per annum payable monthly, repayable by February 14, 2008	(a)	-	49,143

Equivalent to VND1,000,000,000 with interest rate at 21% per annum payable monthly, repayable by August 8, 2009	(a)	56,503	-

Equivalent to VND599,000,000 with interest rate at 18% per annum payable monthly, repayable by May 20, 2009	(b)	33,846	-

Total		$90,349	$110,573

The aggregate borrowings were pledged by the properties which were owned by the major stockholder and the director of the Company, Mr. Nguyen Quoc Khanh, as below:

(a)

those borrowings were secured by the land use right located at 253 Khuong Viet, Phu Trung Ward, Tan Phu District, Ho Chi Minh City, Vietnam.

(b)

those borrowings were secured by the residential house located at 295/50 Bui Tu Doan, 6 Ward, An Lac Town, Binh Tan District, Ho Chi Minh City, Vietnam and 2 motor vehicles.

9.

STOCKHOLDERS’ EQUITY

At the date of inception on June 11, 2007, the Company’s authorized capital consisted of 50,000,000 shares of capital stock, par value $0.61 (equivalent to VND10,000) with 20,000,000 shares issued and outstanding.

During 2007, the Company issued 943,000 additional shares of common stock to 9 individuals at the average price of $0.91 per share for the aggregate cash consideration of $861,939. The excess of the par value was recorded as the additional paid-in capital.

As of December 31, 2008 and 2007, the number of authorized shares and outstanding shares of the Company’s common stock was 50,000,000 shares and 20,943,000 shares, respectively.

10.

INCOME TAXES

The Company is subject to the Law on Corporate Income Tax of the Socialist Republic of Vietnam at the statutory rate of 28% on the assessable income for the periods presented.

TRAI THIEN SEA TRANSPORT INVESTMENT AND

DEVELOPMENT JOINT STOCK COMPANY

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2008 AND FOR THE PERIOD FROM JUNE 11, 2007 (INCEPTION) TO DECEMBER 31, 2007

(Currency expressed in United States Dollars (“US$”), except for number of shares)

For the year ended December 31, 2008 and for the period from June 11, 2007 (inception) to December 31, 2007, the Company generated the net income from its operation and provision for income tax is recorded accordingly. A reconciliation of income before income taxes to the effective tax rate as follows:

	Year ended December 31, 2008	Period from June 11, 2007 (inception) to December 31, 2007

Income before income taxes	$386,800	$56,006
Statutory income tax rate	28%	28%
Income tax expense at statutory tax rate	108,304	15,681

Non-deductible items	13,183	664
Income tax expense	$121,487	$16,345

On June 3, 2008, the National Assembly of the Socialist Republic of Vietnam approved the Law on Corporate Income Tax (the “New CIT Law”). The new CIT Law, among other things, imposes a reduction of income tax rate from 28% to 25% for both domestic and foreign invested enterprises with effect from January 1, 2009. Hence, the Company is subject to the new income rate of 25% on the taxable income.

Pursuant to the New CIT Law, the Company is eligible for corporate income tax holiday, whereas its business is established in a special development zone or considered as encouraged investment. Under such tax holiday, the Company will be exempted from corporate income tax for the first two years starting from its first profit-making year, entitled to a reduced corporate income tax rate of 10% for the following three years and a preferential corporate income tax rate of 20% for the remaining five years. As of December 31, 2008, the registration for such tax holiday is not finalized by the local tax office.

No provision for deferred tax assets or liabilities has been made, since the Company had no material temporary differences between the tax bases of assets and liabilities and their carrying amounts.

11.

RELATED PARTY TRANSACTIONS

For the year ended December 31, 2008 and for the period from June 11, 2007 (inception) to December 31, 2007, the Company incurred and paid vessel rental of $1,472,947 and $295,788, respectively to the related companies, which were previously controlled by the stockholder of the Company, Mr. Nguyen Van Van, at the current market value in a normal course of business.

The Company currently does not have any formal rent agreements on office premises. Mr. Nguyen Quoc Khanh, a major stockholder and the director of the Company maintained the office space for the Company. The Company did not incur rent expense for the year ended December 31, 2008 and for the period from June 11, 2007 (inception) to December 31, 2007. The imputed rent amount is not significant.

TRAI THIEN SEA TRANSPORT INVESTMENT AND

DEVELOPMENT JOINT STOCK COMPANY

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2008 AND FOR THE PERIOD FROM JUNE 11, 2007 (INCEPTION) TO DECEMBER 31, 2007

(Currency expressed in United States Dollars (“US$”), except for number of shares)

12.

PENSION PLAN

Under the Vietnam’s Law, full-time employees of the Company are entitled to staff welfare benefits including medical care, welfare subsidies, unemployment insurance and pension benefits through a Centralized government-mandated multi-employer defined contribution plan. The Company is required to accrue for these benefits based on certain percentages of the employees’ salaries. The total contributions made for such employee benefits were $3,631 and $1,833 for the year ended December 31, 2008 and for the period from June 11, 2007 (inception) to December 31, 2007.

13.

CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)

Major customers

For the year ended December 31, 2008, the customer who accounts for 10% or more of the Company’s revenues is presented as follows:

	Year ended December 31, 2008		December 31, 2008
	Revenues	Percentage of revenues	Trade accounts receivable

Customer A	$421,854	11%	$-
Customer B	369,800	10%	-
Total:	$791,654	21%	$-

For the period from June 11, 2007 (inception) to December 31, 2007, one customer represented more than 10% of the Company’s revenues and accounts receivable, respectively. For the period from June 11, 2007 (inception) to December 31, 2007, this customer accounted for 95% of revenues amounting to $1,030,040 for the period ended and $81,379 of accounts receivable, respectively.

(b)

Credit risk

No financial instruments that potentially subject the Company to significant concentrations of credit risk. Concentrations of credit risk are limited due to the Company’s large number of transactions are on the cash basis.

(c)

Interest rate risk

As the Company has no significant interest-bearing assets, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

The Company’s interest-rate risk arises from bank borrowings. Borrowings issued at variable rates expose the Company to cash flow interest-rate risk. Borrowings issued at fixed rates expose the Company to fair value interest-rate risk. Company policy is to maintain approximately all of its borrowings in fixed rate instruments. At the year-end or period-end, all of borrowings were at fixed rates.

TRAI THIEN SEA TRANSPORT INVESTMENT AND

DEVELOPMENT JOINT STOCK COMPANY

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2008 AND FOR THE PERIOD FROM JUNE 11, 2007 (INCEPTION) TO DECEMBER 31, 2007

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(d)

Exchange rate risk

The reporting currency of the Company is US$, to date the majority of the revenues and costs are denominated in VND and a significant portion of the assets and liabilities are denominated in VND. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$ and VND. If VND depreciates against US$, the value of VND revenues and assets as expressed in US$ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose to substantial market risk.

(e)

Economic and political risks

Substantially all of the Company’s services are conducted in Vietnam and Asian region. The Company’s operations are subject to various political, economic, and other risks and uncertainties inherent in Vietnam. Among other risks, the Company’s operations are subject to the risks of restrictions on transfer of funds; export duties, quotas, and embargoes; domestic and international customs and tariffs; changing taxation policies; foreign exchange restrictions; and political conditions and governmental regulations in Vietnam.

14.

COMMITMENTS AND CONTINGENCIES

(a)

Capital commitments

During 2007, the Company contracted with two unaffiliated shipyards, Dai Duong Joint Stock Ocean Transportation Company and Hai Ha Highway and Water Transport Company Limited, respectively, for the construction of 6 vessels in Vietnam. The total cost of the contracts for 6 vessels was approximately $66 million (equivalent to VND1,170,000,000,000). These vessels are expected to be delivered between 2010 and 2011. The Company advanced a net amount of $11.5 million in progress payments towards newbuilding vessels under the contracts.

As of December 31, 2008, the Company incurred approximately $11.5 million and recorded as vessel construction in progress. Hence the aggregate future minimum payments to the shipyards are as follows:

Years ending December 31:
2009	$43,496,440
2010	11,300,712

Total:	$54,797,152

(b)

Operating lease commitments

On January 4, 2009, the Company entered another vessel charter agreement to operate 1 oceangoing vessel with a carrying capacity of 3,762 deadweight tons.

The Company was committed to several vessel charter agreements to operate a total of 4 oceangoing vessels with the related parties (see Note 11), for the term of 6 months with fixed monthly rentals and generally did not contain significant renewal options. As of the date of report, the Company has the future minimum rental payments of $1,053,339 under these operating lease agreements within the next 12 months.

TRAI THIEN SEA TRANSPORT INVESTMENT AND

DEVELOPMENT JOINT STOCK COMPANY

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2008 AND FOR THE PERIOD FROM JUNE 11, 2007 (INCEPTION) TO DECEMBER 31, 2007

(Currency expressed in United States Dollars (“US$”), except for number of shares)

15.

SUBSEQUENT EVENTS

(a)

The Company received the aggregate repayment of approximately $1,356,086 (equivalent to VND24,000,000,000) from the stockholder in January and April 2009, respectively.

(b)

In March 2009, the Company entered into a Share Exchange Agreement (the “Agreements”) with Develocap, Inc, a company organized under the laws of the State of Nevada and is a reporting issuer in the United States and has its shares listed on the NASD Over-the-Counter Bulletin Board under the symbol “DEVELOCAP” among the stockholders of the Company and DEVELOCAP. Pursuant to the Agreements, the stockholders of the Company transferred all of the issued and outstanding shares in the Company to DEVELOCAP in exchange for an aggregate of 23,400,000 shares of common stock of DEVELOCAP, thus causing the Company to become a subsidiary of DEVELOCAP. The closing of the Agreement is subject to the fulfillment of certain conditions, including, but not limited to the receipt of all requisite consents, waivers and approvals by the Company and DEVELOCAP.

(c)

In April 2009, the Company further made the advanced payments of approximately $1,130,071 (equivalent to VND20,000,000,000) to two unaffiliated shipyards.